UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report: (Date of earliest event reported)   March 15, 2005

                           CROWN INTERNATIONAL, INC. /FL
                    -----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                FLORIDA                000-31915                65-0716874
                -------                ---------                ----------
      (State or other jurisdiction    (Commission              (IRS Employer
       of incorporation)              File Number)          Identification No.)

         80 Richmond Street West , Suite 1604, Toronto, Ontario  M5H 2A4
         ---------------------------------------------------------------
                    (Address of principal executive offices)

                                 (416)-866-8213
                                ---------------
                (Registrant's Executive Office Telephone Number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))



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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Resignation of Alex Kennedy from the Board of Directors of the Registrant on or about March 9, 2005, Alex Kennedy, a Director of the Registrant delivered a Letter of Resignation filed herewith as Exhibit No.
     17.1 wherein Alex Kennedy stated his disagreement with the Registrant.

     While the Letter of Resignation was dated March 8, 2005, it was not received by the Registrant until March 9, 2005.

     Alex Kennedy was a Member of the Audit Committee of the Registrant's Board of Directors and is Secretary and Treasurer of the Registrant.

     A dispute arose between the Registrant's President and Alex Kennedy regarding a contractor's conduct and performance. This contractor was referred to the Registrant by Alex Kennedy . In the opinion of the President and Chief Executive Officer of the Registrant, Alex Kennedy was counselling, against the best interests of the Registrant, this contractor. Alex Kennedy reviewed, discussed and executed Directors' Resolutions relating to the activities and funding transactions of the Registrant.

     The Registrant intends shortly to appoint additional Directors.


SIGNATURES:

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CROWN INTERNATIONAL, INC. /FL

Dated: March 15, 2005               By: /s/ Alan Irwin
                                    ------------------
                                    Alan Irwin
                                    President and CEO